UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 22, 2009 (September 18, 2009)

Concho Resources Inc.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600

(Commission File Number)	(I.R.S. Employer Identification No.)

550 West Texas Avenue, Suite 100 Midland, Texas	79701

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (432) 683-7443
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
      Indentures for 8.625% Senior Notes due 2017
     On September 18, 2009, Concho Resources Inc. (the “Company”) completed the public offering of $300 million aggregate principal amount of 8.625% Senior Notes due 2017 (the “Notes”), which are fully and unconditionally guaranteed on a senior unsecured basis by all of the Company’s subsidiaries (collectively, the “Subsidiary Guarantors”): COG Operating LLC, COG Realty LLC, Concho Energy Services LLC and Quail Ranch LLC.
     The terms of the Notes are governed by the indenture dated as of September 18, 2009 (the “Base Indenture”), among the Company, the Subsidiary Guarantors, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the first supplemental indenture, dated as of September 18, 2009 (the “Supplemental Indenture”; the Base Indenture, as amended and supplemented by the Supplemental Indenture, the “Indenture”).
     The Notes will mature on October 1, 2017, and interest is payable on the Notes on each April 1 and October 1, commencing on April 1, 2010. The Company may redeem some or all of the Notes at any time on or after October 1, 2013 at the redemption prices specified in the Indenture. The Company may also redeem up to 35% of the Notes using all or a portion of the net proceeds of certain public sales of equity interests completed before October 1, 2012 at a redemption price as specified in the Indenture. If the Company sells certain assets or experiences specific kinds of change of control, each as described in the Indenture, each holder of the Notes will have the right to require the Company to repurchase the Notes at a purchase price described in the Indenture plus accrued and unpaid interest, if any, to the date of repurchase.
     The Notes are the Company’s senior unsecured obligations, and will rank equally in right of payment with all of the Company’s existing and future senior debt, and will rank senior in right of payment to all of the Company’s future subordinated debt. The Notes will be structurally subordinated to all of the Company’s existing and future secured debt to the extent of the value of the collateral securing such indebtedness.
     The Indenture restricts the Company’s ability and the ability of certain of its subsidiaries to, among other things: (i) incur additional indebtedness; (ii) pay distributions or dividends on equity or purchase, redeem or otherwise acquire equity; (iii) make certain investments; (iv) use assets as collateral in other transactions; (v) sell certain assets or merge with or into other companies; and (vi) enter into transactions with affiliates. These covenants are subject to a number of important exceptions and qualifications.
     The Indenture contains customary events of default, including:
•	default in any payment of interest on any Note when due, continued for 30 days;

•	default in the payment of principal of or premium, if any, on any Note when due;

•	failure by the Company to comply with its obligations under the Indenture, in certain cases subject to notice and grace periods;

•	payment defaults and accelerations with respect to other indebtedness of the Company and its Restricted Subsidiaries (as defined in the Indenture) in the aggregate principal amount of $30.0 million or more;

•	certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (as defined in the Indenture) or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

•	failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary to pay certain final judgments aggregating in excess of $30.0 million within 60 days; and

•	any Subsidiary Guarantee of a Significant Subsidiary or group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, ceases to be in full force and effect, is declared null and void in a judicial proceeding or is denied or disaffirmed by its maker.
     If an event of default under the Indenture occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on the Notes to be due and payable, or, in the case of certain events of default relating to bankruptcy, insolvency or reorganization, those amounts will automatically become immediately due and payable.
     Other material terms of the Notes, the Base Indenture and the Supplemental Indenture are described in the prospectus supplement, dated September 15, 2009, as filed by the Company and the Subsidiary Guarantors with the Securities and Exchange Commission (the “Commission”) on September 16, 2009. The foregoing descriptions of the Base Indenture, the Supplemental Indenture and the Notes are qualified in their entirety by reference to such Base Indenture and Supplemental Indenture (including the form of Notes attached thereto), copies of which are filed herewith as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.
     The Company and the Subsidiary Guarantors registered the sale of the Notes and the underlying guarantees with the Commission pursuant to an automatic shelf Registration Statement on Form S-3 (Registration No. 333-161809) filed on September 9, 2009 (the “Registration Statement”). The Company will use the net proceeds from the offering of approximately $287 million to repay a portion of the outstanding borrowings under its credit facility.
     As previously reported, on September 15, 2009, the Company entered into an underwriting agreement with J.P. Morgan Securities Inc., as representative of the underwriters named therein, in connection with an underwritten public offering of the Notes.
Credit Facility Waiver
     Pursuant to the terms of the Company’s credit facility, the borrowing base under the credit facility will be reduced by $0.30 for every dollar of new indebtedness evidenced by unsecured senior notes or unsecured senior subordinated notes issued by the Company. As a result of this provision, the borrowing base under the Company’s credit facility would have been reduced by $90 million (from $960 million) due to the issuance and sale of the Notes. However, the Company received waivers of this provision from lenders representing approximately 95.4% of the borrowing base, resulting in an actual reduction of approximately $4.1 million. Such waivers become effective concurrently with the closing of the offering of the Notes on September 18, 2009. Following the offering and sale of the Notes and the resulting reduction in the borrowing base, offset by the effect of the waivers, the borrowing base under the Company’s credit facility was reduced to $955.9 million as of September 18, 2009.
     The foregoing description of the waivers received by the Company is qualified in its entirety by reference to the waiver agreement among the Company and the lenders party thereto, effective September 18, 2009, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The description contained under Item 1.01 above is incorporated by reference in its entirety into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated September 18, 2009, between Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee.
4.2	First Supplemental Indenture, dated September 18, 2009, between Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee.
4.3	Form of 8.625% Senior Notes due 2017 (included in Exhibit 4.2).
10.1	Waiver agreement, effective as of September 18, 2009, among Concho Resources Inc. and the lenders party thereto.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.
Date: September 22, 2009	By:	/s/ DAVID W. COPELAND
		Name:	David W. Copeland
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated September 18, 2009, between Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee.
4.2	First Supplemental Indenture, dated September 18, 2009, between Concho Resources Inc., the subsidiary guarantors named therein, and Wells Fargo Bank, National Association, as trustee.
4.3	Form of 8.625% Senior Notes due 2017 (included in Exhibit 4.2).
10.1	Waiver agreement, effective as of September 18, 2009, among Concho Resources Inc. and the lenders party thereto.